Exhibit 12

                             RICHFOOD HOLDINGS, INC.
                      COMPUTATION OF FIXED CHARGE COVERAGE
                          (dollar amounts in thousands)


                                         12 Weeks Ended                           Fiscal Year Ended
                                     -----------------------   ---------------------------------------------------------

                                      July 25,    July 26,       May 2,    May 3,    April 27,  April 29,   April 30,
                                        1998        1997          1998      1997       1996       1995         1994
                                     -----------------------   ---------------------------------------------------------
Income Before Income Taxes:
                                          22,052     23,762      88,185   101,947     68,529      66,643       36,025
Fixed Charges:
   Interest expense and amortiztion
      of debt expense, discounts and
      premiums                            10,124        861       6,043     7,146     12,732      18,736       17,949
   Interest portion of net rental
      expense(1)                           2,292      2,957      12,814    10,462      9,902       9,357        8,753
                                     -----------------------   ---------------------------------------------------------
Earnings, as defined
                                          34,468     27,580     107,042   119,555     91,163      94,736       62,727

Fixed Charges:
   Interest expense and amortiztion
      of debt expense, discounts and
      premiums                            10,124        861       6,043     7,146     12,732      18,736       17,949
   Interest portion of net rental
      expense(1)                           2,292      2,957      12,814    10,462      9,902       9,357        8,753
                                     -----------------------   ---------------------------------------------------------
Fixed charges
                                          12,416      3,818      18,857    17,608     22,634      28,093       26,702

Fixed charge coverage (ratio of
earnings to fixed charges)                   2.8        7.2         5.7       6.8        4.0         3.4          2.3

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(1) The interest portion of net rental expense is calculated at 33.3% and 50.0%
    for the twelve week period ended July 25, 1998 and for all other periods presented, respectively.